Exhibit 99.1
REPORT OF INDEPENDENT AUDITORS
To the Board of Directors and Shareholders of Corporate Property Associates 14 Incorporated:
We have audited the accompanying combined statements of revenues and certain expenses of the properties acquired in connection with the merger of Corporate Property Associates 12 Incorporated with Corporate Property Associates 14 Incorporated (the “Properties”), for each of the three years ended December 31, 2005, 2004, and 2003 (the “Statements”). These Statements are the responsibility of the management of Corporate Property Associates 14 Incorporated. Our responsibility is to express an opinion on these Statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audits provide a reasonable basis for our opinion.
The accompanying Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 8-K of Corporate Property Associates 14 Incorporated) as described in Note 1 to the Statements and are not intended to be a complete presentation of the revenues and expense of the Properties.
In our opinion, the Statements referred to above present fairly, in all material respects, the revenues and certain expenses of the Properties for each of the years ended December 31, 2005, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 16, 2007

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(in thousands)
Properties that will be consolidated by the Company:

	Nine Months Ended September 30,
	(unaudited)		Year Ended December 31,
	2006	2005	2005	2004	2003

REVENUES:
Rental income	$24,627	$24,193	$32,323	$31,024	$30,388
Interest income from direct financing leases	1,345	1,313	1,761	1,666	1,666
Other	31	226	226	7	21

	26,003	25,732	34,310	32,697	32,075

CERTAIN EXPENSES:
Property expense	(55)	(108)	(140)	(79)	(136)

	(55)	(108)	(140)	(79)	(136)

REVENUES IN EXCESS OF CERTAIN EXPENSES:	$25,948	$25,624	$34,170	$32,618	$31,939

Properties that will be accounted for under the equity method of accounting by the Company:

	Nine Months Ended September 30,
	(unaudited)		Year Ended December 31,
	2006	2005	2005	2004	2003

REVENUES:
Rental income	$40,141	$40,439	$53,941	$52,752	$50,948
Interest income from direct financing leases	6,399	6,060	7,766	8,009	8,038
Other	11	12	3	26	55

	46,551	46,511	61,710	60,787	59,041

CERTAIN EXPENSES:
Property expense	(130)	(6)	(8)	(16)	(27)

	(130)	(6)	(8)	(16)	(27)

REVENUES IN EXCESS OF CERTAIN EXPENSES:	$46,421	$46,505	$61,702	$60,771	$59,014

The accompanying notes are an integral part of these financial statements.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(in thousands)
NOTE 1. Acquisition of Properties, Basis of Presentation and Significant Accounting Policies
Acquisition of Properties
On December 1, 2006, Corporate Property Associates 14 Incorporated (the “Company”) acquired interests in 87 properties from Corporate Property Associates 12 Incorporated (“CPA®:12”), an affiliate, in connection with the Company’s merger with CPA®:12. The properties acquired are generally commercial and industrial properties, net leased on a single tenant basis, all of which have remaining lease terms in excess of eight years.
Basis of Presentation
The accompanying combined statements of revenues and certain expenses (the “statements”) have been prepared using the accrual method of accounting and are prepared specifically for inclusion within this Form 8-K/A for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations of the properties for the periods presented. Certain items may not be comparable to the future operations of the properties. Excluded items consist of interest expense, depreciation and amortization, and other costs not directly related to the future operations of the properties. In the future there may be interest expense, depreciation and/or amortization expenses associated with these properties.
When the Company obtains an economic interest in an entity, the Company evaluates the entity to determine if the entity is deemed a variable interest entity (“VIE”), and if the Company is deemed to be the primary beneficiary, in accordance with FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities” (“FIN 46(R)”). The Company consolidates (i) entities that are VIEs and of which the Company is deemed to be the primary beneficiary and (ii) entities that are non-VIEs which the Company controls. Such entities are referred to as the “Consolidated Properties” in this Form 8-K/A and Exhibits. Entities that the Company accounts for under the equity method (i.e. at cost, increased or decreased by the Company’s share of earnings or losses, less distributions) include (i) entities that are VIEs and of which the Company is not deemed to be the primary beneficiary and (ii) entities that are non-VIEs which the Company does not control, but over which the Company has the ability to exercise significant influence. Such entities are referred to as the “Equity Investments in Real Estate” in this Form 8-K/A and Exhibits. Prior to the merger, the Company owned interests in two investments which it accounted for under the equity method of accounting. Upon completion of the merger, the Company acquired the remaining interests in these investments and will subsequently consolidate these investments. Therefore, the Company has included these investments in “Consolidated Properties” in this Form 8-K/A and exhibits. The Company will reconsider its determination of whether an entity is a VIE and who the primary beneficiary is if certain events occur that are likely to cause a change in the original determinations.
The statements for the years ended December 31, 2005, 2004 and 2003 are audited and the statements for the nine months ended September 30, 2006 and 2005 are unaudited. Both are derived from the historical books and records of CPA®:12 for consolidated properties and from the historical books and records of each venture where the interest acquired in the property is accounted for as an equity investment in real estate. The statements represent 100% of the results of the properties, regardless of the Company’s ultimate ownership interest and basis of accounting. In the opinion of management, the statements reflect all necessary adjustments for a fair presentation of the revenues and certain expenses of the respective interim periods. All such adjustments are of a normal recurring nature. The results of operations for the interim periods are not necessarily indicative of results for the full year.
Revenue Recognition
The properties acquired from CPA®:12 are leased to others on a net lease basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. Substantially all of the Company’s leases provide for either scheduled rent increases, periodic rent increases based on formulas indexed to increases in the Consumer Price Index or sales overrides. Rents from sales overrides (percentage rents) are recognized as reported by the lessees, that is, after the level of sales requiring a

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES (Continued)
(in thousands)
rental payment to the Company is reached. The properties had no contingent rent during the periods presented. The properties also recognize revenue for late fees and reimbursable costs that are included in other revenue as earned.
The leases are accounted for under either the direct financing or operating methods. These methods are described below:
Direct financing method — Leases accounted for under the direct financing method are recorded at their net investment. Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company’s net investment in the lease.
Operating method — Real estate is recorded at cost less accumulated depreciation; minimum rental revenue is recognized on a straight-line basis over the term of the related leases and expenses (including depreciation) are charged to operations as incurred.
Property Expenses
Property expenses principally consist of property-level specific costs including reimbursable tenant costs, professional fees, insurance, repairs and maintenance and real estate taxes.
U.S. Federal Income Taxes
The Company has elected to be treated as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). In order to maintain its qualification as a REIT, the Company is required to, among other things, distribute at least 90% of its net taxable income to its shareholders (excluding net capital gains) and meet certain tests regarding the nature of its income and assets. As a REIT, the Company is not subject to U.S. federal income tax to the extent it distributes its net taxable income annually to its shareholders. Accordingly, no provision for U.S. federal income taxes is included in the statements. The Company has and intends to continue to operate so that it meets the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If the Company were to fail to meet these requirements, the Company would be subject to U.S. federal income tax.
Use of Estimates
The preparation of these statements using the accrual method of accounting requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates.
NOTE 2. Revenues
Revenue is principally obtained from tenant rentals on a net lease basis whereby the tenant is responsible for substantially all operating expenses relating to the property including real estate taxes, insurance and maintenance and repairs. The leases have remaining current lease terms that expire between August 2015 and July 2026. The leases may also provide for extension options, generally at then prevailing market rates.
Scheduled future minimum rents, exclusive of renewals, contingent rentals, expenses paid by tenants and future CPI-based increases, under non-cancelable leases are approximately as follows:

	Consolidated	Equity Investments
Year ending December 31,	Properties	in Real Estate (a)
2007	$13,065	$57,245
2008	13,504	57,060
2009	13,584	57,771
2010	13,671	59,344
2011	13,878	59,723
Thereafter	98,648	602,405

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES (Continued)
(in thousands)
(a)	The Company will only be entitled to a pro rata share of these revenues based upon its percentage holding of equity in each of the ventures.